                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on
Form S-8 (File No. 333-54356) and Form F-3, Amendment No. 3 (File No.
333-109338) of M-Systems Flash Disk Pioneers Ltd. and in the related
Prospectuses of our report dated January 18, 2004 with respect to the consolidated financial statements of M-Systems Flash Disk Pioneers Ltd. for the year ended December 31, 2003 included in this Report on Form 6-K.

 Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
 February 2, 2004                              A Member of Ernst & Young Global